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                                                                  EXHIBIT (a)(2)

            THE MARKET PARTICIPATION PRINCIPAL PROTECTION FUND, INC.
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION



         THE MARKET PARTICIPATION PRINCIPAL PROTECTION FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                   "ARTICLE I.
                                      NAME

         The name of the corporation is THE S&P 500(R) PROTECTED EQUITY FUND, INC. (the "Corporation")."

         SECOND: The charter of the Corporation is hereby further amended by deleting Article VIII thereof in its entirety and inserting the following in lieu thereof:

                                  "ARTICLE VIII
                            LIMITED TERM OF EXISTENCE

         The Corporation shall have a limited period of existence and shall cease to exist at the close of business on November 30, 2009, except that the Corporation shall continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. After the close of business on November 30, 2009, if the Corporation has not liquidated and wound up its business and affairs, the directors shall become trustees of the Corporation's assets for purposes of liquidation with the full powers granted to directors of a corporation which has voluntarily dissolved under Subtitle 4 of Title 3 of the Maryland General Corporation Law or any successor statute as are necessary to liquidate the Corporation and wind up its affairs, but in no event with lesser powers than the powers granted by such subtitle under the Maryland General Corporation Law as of the date of incorporation of the Corporation.

         The Board of Directors may, to the extent it deems it appropriate, adopt a plan of termination at any time during the twelve months immediately preceding November 30, 2009, which plan of termination may set forth the terms and conditions for implementing the termination of the Corporation's existence under this Article VIII. Stockholders of the Corporation shall not be entitled to vote on the adoption of any such plan or the termination of the Corporation's existence under this Article VIII."

         THIRD:   Pursuant to Section 2-607 of the Maryland General Corporation
Law, these Articles of Amendment amend the provisions of the Articles of Incorporation of the Corporation.

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         FOURTH:  These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation, there being no stock outstanding or subscribed for at the time of approval.

         FIFTH:   The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

         SIXTH:   Except as amended hereby, the Corporation's charter shall
remain in full force and effect.

         The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, THE MARKET PARTICIPATION PRINCIPAL PROTECTION FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary as of the 7th day of October1999.

                        THE MARKET PARTICIPATION PRINCIPAL PROTECTION FUND, INC. (a Maryland corporation)



                        By:     /s/ Terry K. Glenn
                           --------------------------------------
                                Terry K. Glenn, President

ATTEST:

         /s/ Ira P. Shapiro
----------------------------------
Ira P. Shapiro, Secretary


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